UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
DevvStream Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☒	No Fee Required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DEVVSTREAM, CORP.
2108 N St., Suite 4254
Sacramento, California 95816

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On July 28, 2025
Dear Shareholder:
You are cordially invited to attend the special meeting (the “ Special Meeting ”) of holders (“ Shareholders ”) of common shares (“ Common Shares ”) DevvStream Corp ., a company existing under the Laws of the Province of Alberta, Canada (the “Company”). The Special Meeting will be held on Monday, July 28, 2025 at 8:00 a.m. Pacific Time and will be a virtual Shareholder meeting through which you can listen to the meeting, submit questions and vote online. You must register for the Special Meeting via www.virtualshareholdermeeting.com/DEVS2025SM no later than 11:59 p.m. Eastern Time on Thursday, July27, 2025. The meeting will be held for the following purposes:
1.
To consider, and, if deemed advisable, to approve, with or without variation, a special resolution, the full text of which is set forth in the Proxy Statement accompanying this Notice, approving the adoption of an amendment to the Company’s articles to effect at any time within one year after Shareholder approval is obtained and subject to the discretion of the Company’s board of directors (the “ Board ”) a reverse stock split (the “ Reverse Stock Split ”) of then-outstanding Common Shares, at a ratio of not less than one-for-five (1:5) and not greater than one-for-fifty (1:50), with the exact ratio to be determined by the Company’s Board and included in a public announcement (the “ Reverse Stock Split Proposal ”).

2.
To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal.

3.	To conduct any other business properly brought before the Special Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Special Meeting is June 23, 2025. Only Shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials
for the Virtual Special Meeting of Shareholders
to Be Held on Monday, July 28, 2025 at 8:00 a.m. Pacific Time.
Register for the virtual Special Meeting
Vía www.virtualshareholdermeeting.com/DEVS2025SM
The proxy statement to Shareholders are available at:
Vía www.proxyvote.com
By Order of the Board of Directors,
Sunny Trinh, Chief Executive Officer
Sacramento, California
June 30, 2025

You are cordially invited to attend the virtual Special Meeting. You will not be able to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the virtual Special Meeting. Please note, however, that if your Common Shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Page
PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1 TO AUTHORIZE THE BOARD, IN ITS DISCRETION AT ANY TIME WITHIN ONE YEAR AFTER SHAREHOLDER APPROVAL IS OBTAINED, TO EFFECT A REVERSE STOCK SPLIT OF THEN-OUTSTANDING COMMON SHARES, AT A RATIO OF NOT LESS THAN ONE-FOR-FIVE (1:5) AND NOT GREATER THAN ONE-FOR-FIFTY (1:50), WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD.	6

PROPOSAL 2 TO APPROVE ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE REVERSE STOCK SPLIT PROPOSAL IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE AND ADOPT THE REVERSE STOCK SPLIT PROPOSAL	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS	14

HOUSEHOLDING OF PROXY MATERIALS	16

OTHER BUSINESS	16

i

DEVVSTREAM, CORP.
2108 N St., Suite 4254
Sacramento, California 95816
PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
JULY 28, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board” or “Board of Directors”) of Devvstream Corp. (the “Company” or “DEVS”) is soliciting your proxy to vote at the Special Meeting of Shareholders, including at any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about June 30, 2025 to all Shareholders of record entitled to vote at the Special Meeting.
How do I attend the Special Meeting?
The Special Meeting will be a virtual Shareholder meeting through which you can listen to the meeting, submit questions and vote online. In order to attend the Special Meeting, you must first register at www.virtualshareholdermeeting.com/DEVS2025SM by 11:59 p.m. Eastern Time on Friday, July 27, 2025. Please follow the instructions on the registration page. You will then receive a meeting invitation by email with your unique link to join the Special Meeting along with a password prior to the meeting date. We recommend that you log on a few minutes before the Special Meeting to ensure that you are logged in when the meeting begins. Information on how to vote online during the Special Meeting is discussed below.
We have decided to hold a virtual Shareholder meeting to enable our Shareholders to participate from any location around the world that is convenient to them. Shareholders that attend the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will not be able to attend the Special Meeting in person.
Both Shareholders of record and street name Shareholders will be able to attend the Special Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Special Meeting.
Who can vote at the Special Meeting?
Only Shareholders of record at the close of business on June 23, 2025 will be entitled to vote at the Special Meeting. On this record date, there were 33,461,734 Common Shares outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name
If on June 23, 2025, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a Shareholder of record. As a Shareholder of record, you may vote online during the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or internet as instructed below to ensure your vote is counted. If you are a Shareholder of record, your virtual control number will be on your proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on June 23, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the Shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. However, since you are not the Shareholder of record, you may not vote your shares online during the Special Meeting unless you request and obtain a legal proxy from your broker, bank or other agent. During the registration process, you will be asked to upload or email the legal proxy provided to you by your broker, bank or other agent. You are also invited to attend the Special Meeting so long as you demonstrate proof of stock ownership. Instructions on how to demonstrate proof of stock ownership are posted at www.proxyvote.com . On the day of the Special Meeting, if you are a beneficial holder, you may vote during the meeting only if, during registration and in advance of the meeting, you emailed or uploaded a copy of your legal proxy to www.virtualshareholdermeeting.com/DEVS2025SM as instructed below.
What am I voting on?
There are two matters scheduled for a vote:
•
To approve a special resolution approving the adoption of an amendment to the Company’s articles to effect, at any time within one year after shareholder approval is obtained and subject to the discretion of the Board, a reverse stock split (the “Reverse Stock Split”) of then-outstanding Common Shares at a ratio of not less than one-for-five (1:5) and not greater than one-for-fifty (1:50), with the exact ratio to be determined by the Board and included in a public announcement, all as more particularly described herein (the “Reverse Stock Split Proposal”); and

•
To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal if there are not sufficient votes at the special meeting to approve and adopt the Reverse Stock Split Proposal (the “Adjournment Proposal”).

What if another matter is properly brought before the Special Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1 (Reverse Stock Split Proposal) and Proposal 2 (Adjournment Proposal), you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Shareholder of Record: Shares Registered in Your Name
If you are a Shareholder of record, you may vote online during the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online during the Special Meeting even if you have already voted by proxy.
•
To vote online during the Special Meeting, you may vote using the link that will be provided on the virtual meeting screen, or you may visit www.virtualshareholdermeeting.com/DEVS2025SM while the polls are open. In order to vote during the Special Meeting, you will need your virtual control number, which will be on your proxy card.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the virtual control number from your proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on Friday, July 25, 2025 to be counted.

•
To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. Please have your enclosed proxy card available when you access the voting website and follow the prompts to vote your shares. Your internet vote must be received by 11:59 p.m. Eastern Time on Friday June 25, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online during the Special Meeting, you must obtain a legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. In advance of the Special Meeting, you will need to upload or email a copy of the legal proxy from your broker, bank or other agent to www.proxyvote.com in order to vote at the Special Meeting. To vote online during the Special Meeting, you may vote using the link that will be provided on the virtual meeting screen, or you may visit www.virtualshareholdermeeting.com/DEVS2025SM while the polls are open. You will need your virtual control number, which will be assigned to you in your confirmation of registration email, in order to vote during the Special Meeting.
Internet proxy voting has been provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each Common Share you own as of June 23, 2025.
If I am a Shareholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a Shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Special Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted:
•	“For” the Reverse Stock Split Proposal; and
•	“For” the Adjournment Proposal.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. If you are a Shareholder entitled to vote at the Meeting, you have the right to appoint a person or company other than the persons designated on the proxy card, who need not be a Shareholder, to attend and act for you and on your behalf at the Special Meeting.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
Under stock exchange rules, brokers, banks and other securities intermediaries that are subject to such rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 (Reverse Stock Split Proposal) and Proposal 2 (Adjournment Proposal) are considered to be “routine” under such rules, meaning that your broker may vote your shares on those proposals even in the absence of your voting instructions.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Shareholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to DevvStream Corp. Attention: Secretary at 2108 N St., Suite 4254, Sacramento, California 95816.
•	You may attend the Special Meeting virtually and vote online. Simply attending the meeting virtually will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will not be counted towards or against the vote total for Proposal 1 (Reverse Stock Split Proposal) and Proposal 2 (Adjournment Proposal). Broker non-votes will have no effect and will not be counted towards the vote total for Proposal 1 (Reverse Stock Split Proposal) and Proposal 2 (Adjournment Proposal).
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares are considered as “broker non-votes.” Proposal 1 and 2 are considered to be “routine” under stock exchange rules and we therefore do not expect broker non-votes on either proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve the proposal?
The Reverse Stock Split Proposal will be considered to be approved if it receives “For” votes from the holders of not less than two thirds of the votes cast by the Shareholders at the Special Meeting. The Adjournment Proposal, if necessary, will be considered to be approved if it receives “For” votes from the holders of a majority (50% +1) of the votes cast by the Shareholders at the Special Meeting. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of Shareholders is necessary to hold a valid meeting. A quorum will be present if Shareholders holding no less than one-third of the votes entitled to be cast at the Special Meeting are present online or represented by proxy, irrespective of the number of persons actually present at the Special Meeting. On the record date, there were 33,461,734 shares outstanding and entitled to vote. Thus, the holders of 11,153,911 shares must be present online at the virtual meeting or represented by proxy at the meeting to have a quorum.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Shareholders present online at the meeting at the virtual meeting or represented by proxy may adjourn the Special Meeting to another date but may not transact any other business.
How do I ask a question at the Special Meeting?
Only Shareholders of record as of June 23, 2025 may submit questions or comments at the Special Meeting. If you would like to submit a question, you must first register for the Special Meeting at www.virtualshareholdermeeting.com/DEVS2025SM by 11:59 p.m. Eastern Time on Friday, July 25, 2025 and, once you join the meeting, you can type your question in the questions/chat box in the meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all Shareholders in attendance, you will also find posted our rules of conduct for the Special Meeting when you log in prior to the start of the Special Meeting. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Special Meeting or our business and that such remarks are respectful of your fellow Shareholders and meeting participants. Our management may group questions by topic with a representative question read aloud and answered. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the “Question and Answer” portion of the Special Meeting.
What do I do if I have technical difficulties in connection with the Special Meeting?
There will be technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting live audio webcast. Please be sure to check in by 7:45 a.m. Pacific Time on July 28, 2025, the day of the meeting, so that any technical difficulties may be addressed before the Special Meeting live audio webcast begins. If you encounter any difficulties while accessing the virtual meeting during check-in or the meeting itself, a technical assistance phone number will be provided on the virtual meeting registration page 15 minutes prior to the start of the meeting.
Will a list of record Shareholders as of the record date be available?
A list of our record Shareholders as of the close of business on the record date will be made available to Shareholders during the meeting. In addition, for the ten days prior to the date of the Special Meeting, the list will be available for examination by any Shareholder of record for a legally valid purpose at our corporate headquarters during regular business hours.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

APPROVAL OF REVERSE STOCK SPLIT PROPOSAL
The Board approved, and is hereby soliciting Shareholder approval of a special resolution, the full text of which is set out below, authorizing the Board to elect, in its discretion, to file articles of amendment (“Articles of Amendment”) to the Company’s articles, at any time within one year after shareholder approval is obtained, to effect a reverse stock split (the “Reverse Stock Split”) of then-outstanding Common Shares, at a ratio of not less than one-for-five and not more than one-for-one fifty with the exact ratio to be determined by the Board if the Board considers it in the best interest of the Company to implement such Reverse Stock Split.
A vote FOR this Proposal 1 (Reverse Stock Split Proposal) will constitute approval of the Articles of Amendment providing for the consolidation of any whole number of Common Shares between five and fifty into one Common Share and will grant the Board of Directors the authority to select which of the approved exchange ratios within that range will be implemented. The Board may determine to effect the Reverse Stock Split even if the trading price of our Common Shares is at or above the Minimum Bid Price Requirement (as defined below).
If Shareholders approve this proposal, the Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of the Shareholders, to select one of the approved Reverse Stock Split ratios and effect the approved Reverse Stock Split by filing the Articles of Amendment with the Registrar of Corporations (Alberta) within one year after the approval of the proposal. Even if our Shareholders approve this proposal, the Board may determine in its discretion to abandon and not to effectuate the Reverse Stock Split. If the Articles of Amendment have not been filed with the Registrar of Corporations (Alberta) by the close of business on July 28, 2026, the Board will abandon the Reverse Stock Split. The Reverse Stock Split will also affect then outstanding options and warrants to purchase Common Shares.
The Board believes that Shareholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. The Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the Company’s best interests at that time. In connection with any determination to effect the Reverse Stock Split, the Board will set the time for such a split and select a specific ratio within the range approved by Shareholders. These determinations will be made by the Board with the intention to create the greatest marketability for our Common Shares based upon prevailing market conditions at that time.
Effective Date
If the special resolution to authorize the Reverse Stock Split is approved at the Special Meeting, subject to the conditions set out in this Proposal, then a Reverse Stock Split will become effective on the date, (the “Effective Date”) the Company files the Articles of Amendment with the Registrar of Corporations (Alberta), with immediate effect. Except as explained below with respect to fractional shares, each issued Common Share immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a Common Share, based on the ratio determined by the Board (within the approved range determined by the Board). We will not issue fractional shares in connection with the Reverse Stock Split and Shareholders will not receive any compensation in lieu thereof. Instead, Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio implemented will automatically be rounded down to the nearest whole number.
Purpose of Reverse Stock Split
The primary purpose for the Reverse Stock Split is based on the Board’s belief that the Reverse Stock Split may be necessary to maintain the listing of our Common Shares on the Nasdaq Capital Market. In the event that the Board, in its sole discretion, determines to implement the Reverse Stock Split for such purpose, the Board believes that the Reverse Stock Split could also improve the marketability and liquidity of the Common Shares.
Maintain our listing on the Nasdaq Capital Market. Our Common Shares are traded on the Nasdaq Capital Market (“Nasdaq”). Among other rules, the Company must be in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), pursuant to which the closing bid price of our Common Shares must not fall below $1.00 per share for thirty (30) consecutive business days. On February 12, 2025, the Company received notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC that, because the closing bid price for the Common Shares had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Common Shares for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. The Company has 180 calendar days, or by August 13, 2025, to regain compliance with the minimum bid price requirement. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other applicable Nasdaq listing rules. If the Company fails to satisfy Nasdaq’s continued listing requirements, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its shares. Such a delisting would likely have a negative effect on the price of the Company’s shares and would impair your ability to sell or purchase the Company’s shares when you wish to do so. In the event of a delisting, the Company can provide no assurance that any action taken by it to restore compliance with listing requirements would allow it shares to become listed again, stabilize the market price or improve the liquidity of the Company’s shares, prevent its shares from dropping below Nasdaq’s minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.
The primary purpose of the Reverse Stock Split is to regain compliance with the Minimum Bid Price Requirement. In the event that our stock price satisfies the Minimum Bid Price Requirement of at least $1.00 for at least ten (10) consecutive business days without requiring a Reverse Stock Split, the Board will not implement a Reverse Stock Split. However, if we do not regain compliance within the allotted compliance period, Nasdaq Capital Market will provide notice that our Common Shares will be subject to delisting. We intend to monitor the closing bid price for our Common Shares and will consider available options to resolve any potential noncompliance with the Minimum Bid Price Requirement, as may be necessary, so to avoid delisting.
The Board has considered the potential harm to the Company and its shareholders should Nasdaq Capital Market delist our Common Shares from the Nasdaq Capital Market. Delisting our Common Shares could adversely affect the liquidity of our Common Shares because alternatives, such as the OTC QX, OTC QB and the “pink sheets,” are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Shares on an over-the-counter market. Many investors likely would not buy or sell our Common Shares due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that a Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of the Nasdaq Capital Market and to avoid, or at least mitigate, the likely adverse consequences of our Common Shares being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Shares
Improve the marketability and liquidity of the Common Shares. If this proposal is approved by the Shareholders at the Special Meeting and the Board elects to implement a Reverse Stock Split, we also believe that the increased market price of our Common Shares expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our Common Shares and will encourage interest and trading in our Common Shares. The Reverse Stock Split could allow a broader range of institutions to invest in our Common Shares (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Shares. The Reverse Stock Split could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Shares can result in individual Shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Shares may in fact be adversely affected by a Reverse Stock Split given the reduced number of Common Shares that would be outstanding after a Reverse Stock Split.

For the above reasons, we believe that providing the Board with the ability to effect the Reverse Stock Split, in the event that it determines, in its sole discretion, that implementing a Reverse Stock Split will help us regain and/or maintain compliance with the Nasdaq listing requirements or otherwise, as a result, could improve the marketability and liquidity of our Common Shares, is in the best interests of the Company and our shareholders. However, regardless as to whether or not the Board believes that implementing a Reverse Stock Split could help us regain and maintain compliance with the Nasdaq listing requirements, the Board reserves the right not to implement the Reverse Stock Split if it determines, in its sole discretion, that it otherwise would not be in our and our Shareholders’ best interests.
Risks of Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the rules of Nasdaq Capital Market. The Board expects that a Reverse Stock Split will increase the market price of our Common Shares so that we are able to regain and maintain compliance with the Minimum Bid Price Requirement, in case of noncompliance. However, the effect of a Reverse Stock Split upon the market price of our Common Shares cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.
It is possible that the per share price of our Common Shares after a Reverse Stock Split would not rise in proportion to the reduction in the number of shares of our Common Shares outstanding resulting from such Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our Common Shares may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Shares may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Shares declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our Common Shares remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq Capital Market requirements related to the minimum Shareholders’ equity, the minimum number of shares that must be in the public float, and the minimum market value of the public float.
Principal Effects of Reverse Stock Split
Common Shares. If this proposal is approved by the Shareholders at the Special Meeting and the Board determines to effect the Reverse Stock Split, the Company will file Articles of Amendment with the Registrar of Corporations (Alberta). Except for adjustments that may result from the treatment of fractional shares as described below, each issued Common Share immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a Common Share based on the ratio determined by the Board (within the approved range). We will not issue fractional shares in connection with the Reverse Stock Split and Shareholders will not receive any compensation in lieu thereof. Instead, Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio implemented will automatically be rounded down to the nearest whole number. In addition, proportional adjustments will be made to the maximum number of Common Shares issuable under, and other terms of, our stock plans, as well as to the number of Common Shares issuable under, and the exercise price of, our outstanding options and warrants. Similarly, proportional adjustments will be made to the maximum number of Common Shares issuable under outstanding convertible notes and to the conversion price related thereto.
Except for adjustments that may result from the treatment of fractional Common Shares as described below, because a Reverse Stock Split would apply to all of our issued Common Shares, the proposed Reverse Stock Split would not alter the relative rights and preferences of our existing Shareholders nor affect any shareholder’s proportionate equity interest in the Company. For example, a holder of four percent (4%) of the voting power of our outstanding Common Shares immediately prior to the effectiveness of a Reverse Stock Split will generally continue to hold four percent (4%) of the voting power immediately after a Reverse Stock Split. Moreover, the number of Shareholders of record should not be affected by a Reverse Stock Split. The Articles of Amendment would not change the number of our authorized Common Shares. The Company’s articles presently authorizes an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. Other than those shares needed to satisfy the conversion and/or exercise of the Company’s outstanding convertible notes, options and warrants, the Common Shares we may issue in the future may be used by us for various purposes in the future without further Shareholder approval, including, among other things:
•	raising capital to fund our operations and to continue as a going concern;
•	establishing strategic relationships with other companies;
•	providing equity incentives to our employees, officers or directors; and
•	expanding our business or product lines through the acquisition of other businesses or products.
Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. Pursuant to the terms of our stock option and restricted stock plans (the “Plans”), the Board or a committee thereof, as applicable, would adjust the number of Common Shares available for future grant under the Plans, the number of Common Shares underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of a Reverse Stock Split. Based upon a Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise or conversion prices, as applicable, and the number of Common Shares issuable upon the exercise or conversion, as applicable, of outstanding options, warrants and convertible promissory notes, and any other convertible or exchangeable securities that may entitle the holders thereof to purchase, exchange for, or convert into, Common Shares. This would result in approximately the same aggregate price being required to be paid under such options, warrants and then outstanding convertible notes or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of Common Shares being delivered upon such exercise, exchange or conversion, immediately following a Reverse Stock Split. The number of Common Shares subject to restricted stock awards will be similarly adjusted, subject to our treatment of fractional Common Shares. The number of Common Shares reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon a Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional Common Shares.
Listing. Our Common Shares currently trade on the Nasdaq Capital Market. If implemented, a Reverse Stock Split will not directly affect the listing of our Common Shares on Nasdaq Capital Market, although we believe that a Reverse Stock Split could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following a Reverse Stock Split, our Common Shares will continue to be listed on the Nasdaq Capital Market under the symbol “DEVS”, although our Common Shares would have a new CUSIP number, a number used to identify our Common Shares.
“Public Company” Status. Our Common Shares are currently registered under Section 12(b) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. If implemented, the proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.
Odd Lot Transactions. It is likely that some of our Shareholders will own “odd-lots” of less than 100 Common Shares following a Reverse Stock Split. A purchase or sale of less than 100 Common Shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those Shareholders who own less than 100 Common Shares following a Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their Common Shares.
Authorized but Unissued Shares; Potential Anti-Takeover Effects. The Company’s Articles presently authorizes an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. If implemented, a Reverse Stock Split would not change the number of authorized Common Shares, although a Reverse Stock Split would decrease the number of issued and outstanding Common Shares. Therefore, the number of Common Shares remaining available for issuance by us in the future would not change.
Our Common Shares available for future issuances would be available for issuance from time to time for corporate purposes such as issuances of Common Shares in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Shares. We believe that the availability of the additional Common Shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue Common Shares to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional Common Shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further Shareholder approval, subject to applicable Shareholder vote requirements under Alberta law and Nasdaq rules. If we issue additional Common Shares for any of these purposes, the aggregate ownership interest of our current Shareholders, and the interest of each such existing Shareholder, would be diluted, possibly substantially.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split and Shareholders will not receive any compensation in lieu thereof. Instead, Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio implemented will automatically be rounded down to the nearest whole number.
Certain United States Federal Income Tax Consequences
The following is a summary of certain United States federal income tax consequences of a Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the Shareholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Reverse Stock Split Common Shares as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our Shareholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns Common Shares that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns Common Shares as part of a straddle or conversion transaction for tax purposes, or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of a Reverse Stock Split.
PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.
Tax Consequences to United States Holders of Common Shares. A United States holder, as used herein, is a Shareholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.
Except for adjustments that may result from the treatment of fractional Common Shares as described above, no gain or loss should be recognized by a Shareholder upon such Shareholder’s exchange of pre-Reverse Stock Split Common Shares for post-Reverse Stock Split Common Shares pursuant to a Reverse Stock Split, and the aggregate adjusted basis of the post-Reverse Stock Split Common Shares received will be the same as the aggregate adjusted basis of the Common Shares exchanged for such new shares. The Shareholder’s holding period for the post-Reverse Stock Split Common Shares will include the period during which the Shareholder held the pre-Reverse Stock Split Common Shares surrendered.

Accounting Consequences
Following the Effective Date of a Reverse Stock Split, if any, the net income or loss and net book value per Common Share will be increased because there will be fewer Common Shares outstanding. We do not anticipate that any other accounting consequences would arise as a result of a Reverse Stock Split.
Exchange of Stock Certificates
As of the Effective Date, each certificate representing our Common Shares outstanding before a Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of our Common Shares resulting from a Reverse Stock Split. All Common Shares underlying options, warrants, and other securities exchangeable or exercisable for or convertible into Common Shares also automatically will be adjusted on the Effective Date.
Our transfer agent, Continental Stock Transfer & Trust Company, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, Shareholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of a Reverse Stock Split. Certificates representing Common Shares issued in connection with a Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the Common Shares outstanding prior to a Reverse Stock Split. No new certificates will be issued until such Shareholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing Common Shares outstanding before a Reverse Stock Split would continue to be valid and would represent the adjusted number of Common Shares, based on the ratio of a Reverse Stock Split, and taking into account the rounding of fractional shares to the nearest whole number.
Any Shareholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split Common Shares upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.
Upon a Reverse Stock Split, if implemented, we intend to treat Shareholders holding our Common Shares in “street name,” through a bank, broker or other nominee, in the same manner as registered Shareholders whose Common Shares are registered in their names. Banks, brokers and other nominees will be instructed to effect a Reverse Stock Split for their beneficial holders holding our Common Shares in “street name.” However, such banks, brokers and other nominees may have different procedures than registered Shareholders for processing a Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.
YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.
If any certificates for Common Shares are to be issued in a name other than that in which the certificates for Common Shares surrendered are registered, the Shareholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.
Book-Entry
The Company’s registered Shareholders may hold some or all of their Common Shares electronically in book-entry form with our transfer agent. These Shareholders do not have stock certificates evidencing their ownership of Common Shares. They are, however, provided with a statement reflecting the number of Common Shares registered in their accounts.
•	If you hold registered Common Shares in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split Common Shares in registered book-entry form.

•
If you are entitled to post-Reverse Stock Split Common Shares, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of Common Shares that you hold.

Interests of Directors and Executive Officers
Our Board of Directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of our Common Shares and equity awards granted to them under our Plans.
Reservation of Right to Abandon a Reverse Stock Split
We reserve the right to abandon a Reverse Stock Split without further action by our Shareholders at any time before the Effective Date, even if our Shareholders authorize the Reverse Stock Split at the Special Meeting. By voting in favor of the Board’s right to effect a Reverse Stock Split, you are expressly authorizing the Board to determine not to proceed with, and abandon, a Reverse Stock Split if it should so decide.
Vote required
At the Special Meeting, Shareholders will be asked to consider, and if deemed advisable, to pass the following special resolution:
“BE IT RESOLVED, AS A SPECIAL RESOLUTION OF THE SHAREHOLDER OF DEVVSTREAM CORP. (THE “COMPANY”), THAT:
1.
Pursuant to the Business Corporations Act (Alberta) (the “Act”), the articles of the Company be amended to consolidate all of the issued and outstanding common shares (the “Common Shares”) of the Company, at a ratio of not less than one (1) post-consolidation Common Shares for every five (5) pre-consolidation Common Shares and not greater than one (1) post-consolidation Common Shares for every fifty (50) pre-consolidation Common Shares, effective as at the discretion of the board of directors of the Company (the “Board”); provided, however, that the filing of articles of amendment to give effect to such consolidation must occur not later than one year from the effective date of this special resolution;

2.
the Board be and is hereby authorized to revoke, without further approval of the shareholders, this special resolution at any time prior to the completion thereof, notwithstanding the approval by the shareholders of same, if determined, in the Board’s sole discretion to be in the best interest of the Company; and

3.
any director or officer of the Company is hereby authorized to execute or cause to be executed and to deliver or cause to be delivered, all such certificates, instruments, agreements, notices and other documents and to do or cause to be done all such other acts and things as such director or officer may determine to be necessary or desirable in order to give effect to the foregoing and facilitate the implementation of the foregoing resolutions, including but not limited to, the filing of articles of amendment under the Act, such determination to be conclusively evidenced by the execution and delivery of such documents and other instruments or the doing of any such act or thing.”

Approval of Proposal No. 1 (Reverse Stock Split Proposal) requires the affirmative vote of the holders of not less than two thirds of the votes cast by the Shareholders at the Special Meeting.
Voting Recommendation
The Board unanimously recommends a vote “FOR” Proposal No. 1 (Reverse Stock Split Proposal).

PROPOSAL NO. 2

APPROVAL OF ADJOURNMENT PROPOSAL.
General
In addition to the Reverse Stock Split Proposal, our Shareholders are also being asked to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, if there are insufficient votes at the time of such adjournment to approve and adopt the Reverse Stock Split Proposal. If the Adjournment Proposal is approved, the Special Meeting could be successively adjourned to another date. In addition, the Board could postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, Shareholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise at the adjourned meeting.
Interest of Certain Persons in Matters to Be Acted Upon
No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal No. 2 (Adjournment Proposal) that is not shared by all of our other Shareholders.
Vote Required
Because a bank, broker, dealer or other nominee may generally vote without instructions on this Proposal No. 2 (Adjournment Proposal), we do not expect any broker non-votes to result for this Proposal No. 2 (Adjournment Proposal).
Voting Recommendation
The Board unanimously recommends a vote “FOR” Proposal No. 2 (Adjournment Proposal).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Company’s Common Shares as of June 17, 2025:
•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding common shares;
•	each of Company’s executive officers and directors; and
•	all of the Company’s executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options and warrants, within 60 days. Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to the Company. The Company believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of the Company is 2108 N St., Suite 4254 Sacramento, CA 95816. The percentage of beneficial ownership of the Company is calculated based on 33,461,734 Common Shares issued and outstanding.

Name and Address of Beneficial Owners	Number of Common Shares	% of Total Voting Power
Wray Thorn (8)	—	—
Carl Stanton (8)	—	—
Sunny Trinh (1)	1,029,677	2.99%
Stephen Kukucha (2)	64,991	*
Chris Merkel (3)	44,798	*
David Goertz (4)	24,188	*
Michael Max Buhler (5)	32,116	*
Jamila Piracci (6)	38,998	*
All directors and officers as a group (nine individuals)	1,234,768	3.59%
Five Percent Holders:
Devvio, Inc. (7)	7,176,424	21.41%
Focus Impact Sponsor, LLC (8)	21,604,619	43.65%
Crestmont Investments LLC (9)	2,000,000	5.98%

*	Less than 1%
1.
Consists of 887,015 restricted stock units granted on December 24, 2021 and March 14, 2022. 10% of the restricted stock units vested on January 17, 2023, and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Also consists of 39,319 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six-month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Also, consists of 305,867 restricted stock units granted on March 26, 2025. 214,107 restricted stock units vested on the grant date, a further 45,880 restricted stock units vest on July 17, 2025 and January 17, 2026. Each restricted stock unit represents the right to receive, at settlement, one Common Share.

2.
Consists of 45,880 stock options granted on March 1, 2022 and of 30,586 options granted on October 14, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter.

3.
Consists of 45,880 restricted stock units granted on December 24, 2021. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. Also consists of 23,206 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six-month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Each restricted stock unit represents the right to receive, at settlement, one Common Share. Also, consists of 350,000 stock options granted on March 26, 2025. 33.3% of the options vest on the one year anniversary of the grant, 2.78% vest each month thereafter for a period of 36 months.

4.
Consists of 30,586 restricted stock units granted on December 24, 2021. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. These restricted stock units were granted to DJG Enterprises Inc. (“DJG”).

Mr. Goertz is the sole director of DJG and as a result, may be deemed to indirectly beneficially own the common shares issuable upon exercise of the restricted stock units that are directly beneficially owned by DJG. Mr. Goertz disclaims beneficial ownership other than to the extent of any pecuniary interest he may have therein. The business address of DJG is 1500 - 1140 West Pender Street, BC V6E 4G1. Also consists of 27,769 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Each restricted stock unit represents the right to receive, at settlement, one Common Share. Also, consists of 50,000 stock options granted on March 26, 2025. 33.3% of the options vest on the one year anniversary of the grant, 2.78% vest each month thereafter for a period of 36 months.
5.	Consists of 45,880 stock options granted on May 15, 2023. 10% of the options vested on May 15, 2023 and 15% of the options vest every six months thereafter.
6.	Consists of 45,880 stock options granted on October 14, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter.
7.
Consists of (i) 7,111,428 common shares issued to Devvio, Inc. (“Devvio”) in exchange for multiple voting company shares of DevvStream in connection with the closing of the Business Combination and (ii) 76,467 stock options granted on January 17, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter. The business address of Devvio is 6300 Riverside Plaza Ln NW, Suite 100, Albuquerque, NM 87120.

8.
Consist of (i) 5,572,900 Common Shares held of record by Focus Impact Sponsor, LLC, the reporting person, (ii) 10,855,040 Common Shares issuable upon the exercise for cash of 11,200,000 private placement warrants held by the reporting person, each whole warrant is exercisable for 0.9692 Common Shares upon payment of $1.52 per share or can be exercised on a cashless basis (the “ Private Placement Warrants ”), as further described in the warrant agreement, dated November 1, 2021, by and between the Company (as successor of Focus Impact Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent (the “ Warrant Agreement ”), and (iii) 5,176,679 Common Shares issuable upon the conversion of several Convertible Notes (as defined below) at a floor prices of $0.867 per share and $2.00 per share (subject to adjustment and assuming no conversion of any unpaid and accrued interest under the Convertible Notes) (the “ Convertible Notes ”). The reporting person, Focus Impact Sponsor, LLC, is controlled by a four-member board of managers composed of Carl Stanton, Ernest Lyles, Howard Sanders and Wray Thorn. Each manager has one vote, and the approval of a majority of the managers is required to approve an action of the reporting person. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the reporting person. Based upon the foregoing analysis, no individual manager of the reporting person exercises voting or dispositive control over any of the securities held by the reporting person, even those in which such manager holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such securities. The business address of the reporting person is 1345 Avenue of the Americas, 33rd Floor, New York, New York, 10105. sec.gov/Archives/edgar/data/1854480/000114036125004334/xslSCHEDULE_13G_X01/primary_doc.xml

9.
Represents Common Shares owned by Crestmont Investments LLC. Mr. David Beach is the majority owner of Crestmont. As a result, Mr. Beach may be deemed to beneficially own the 2,000,000 Common Shares of the Issuer owned by Crestmont. The address and principal business office of the Reporting Persons is 745 Fifth Avenue, Suite 500, New York, NY 10151.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for meeting materials with respect to two or more shareholders sharing the same address by delivering a single meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are DEVS shareholders will be “householding” the Company’s Proxy Materials. A single copy of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker or us. Direct your written request DevvStream Corp. Attention: Secretary at 2108 N St., Suite 4254, Sacramento, California 95816. Shareholders who currently receive multiple copies of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
ADDITIONAL INFORMATION
Additional information concerning the Company is available via the Internet on EDGAR in the United States and SEDAR+ in Canada, which may be accessed at www.sec.gov or www.sedarplus.com or may be obtained by a Shareholder upon request without charge from the Company’s Chief Financial Officer by email at info@devvstream.com. Financial information about the Company is provided in the Company’s audited financial statements for the year ended July 31, 2024, together with the Management’s Discussion and Analysis thereon, copies of which can be found on sec.gov.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Sunny Trinh
Dated: June 30, 2025

PROXY
A. PROPOSALS – The Board of Directors recommends a vote FOR Proposals 1 and 2.
Proposal 1: (Reverse Stock Split Proposal): Approval of a special resolution authorizing the adoption of an amendment to the Company’s articles to effect, at any time within one year after Shareholder approval is obtained, to effect a Reverse Stock Split of then-outstanding Common Shares, at a ratio of not less than one-for-five (1:5) and not greater than one-for-fifty (1:50), with the exact ratio to be determined by the Board, as more particularly set out in the Company’s proxy statement.

☐ For	☐ Against	☐ Abstain

Proposal 2: (Adjournment Proposal): Approval of the adjournment of the Special Meeting in the event that the number of Common Shares present or represented by proxy at the Special Meeting and voting “FOR” the adoption of Proposal 1 (Reverse Stock Split Proposal) are insufficient to authorize the Reverse Stock Split.

☐ For	☐ Against	☐ Abstain

B. Authorized Signatures – This section must be completed for your vote to be counted. — Date and Sign Below.
Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Shares Held:

Signature of Shareholder

Signature of Shareholder (If held jointly)

Dated:

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED.